Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 28, 2025, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-286050) and related Prospectus of ETORO GROUP LTD. dated May 5, 2025.

/s/ Kost Forer Gabbay & Kasierer

A Member of EY Global

Tel Aviv, Israel

May 5, 2025